Exhibit 23.3


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 8, 1996, relating to the balance sheet of WaterPro Supplies Corporation as of December 31, 1995 and the related statements of operations, stockholders' investment and cash flows for the period from April 7, 1995 to December 31, 1995, included in the United States Filter Corporation's Form 8-K dated November 8, 1996, and to all references to our Firm included in this registration statement.


                                             ARTHUR ANDERSEN LLP


          Minneapolis, Minnesota
          November 6, 1996